UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2006

CARRAMERICA REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11706	52-1796339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1850 K Street, N.W., Washington, D.C. 20006

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 729-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CarrAmerica Realty Corporation

Form 8-K

Item 8.01. Other Events

On June 1, 2006, CarrAmerica Realty Corporation (“CarrAmerica”) issued a press release announcing that it had scheduled a special meeting of its stockholders for Tuesday, July 11, 2006 at 1:00 p.m. Eastern time at The Willard Intercontinental Hotel in Washington, DC to approve the merger of CarrAmerica with and into an affiliate of The Blackstone Group and the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica, certain of its subsidiaries and affiliates of The Blackstone Group. CarrAmerica stockholders who held shares of common stock at the close of business on May 22, 2006, the record date for the special meeting, will be entitled to vote at the special meeting. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 1, 2006 issued by CarrAmerica Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006

CARRAMERICA REALTY CORPORATION

By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated June 1, 2006 issued by CarrAmerica Realty Corporation